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                                                                    EXHIBIT 23.0

                 IDEC PHARMACEUTICALS CORPORATION AND SUBSIDIARY

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT





The Board of Directors
IDEC Pharmaceuticals Corporation:

The audits referred to in our report dated February 6, 1998, included the related financial statement schedule as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, included in the 1997 Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in registration statements Nos. 333-2969 and 33-93794 on Forms S-8 of IDEC Pharmaceuticals Corporation of our report dated February 6, 1998, relating to the consolidated balance sheets of IDEC Pharmaceuticals Corporation and subsidiary as of December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Annual Report on Form 10-K of IDEC Pharmaceuticals Corporation. We also consent to the use of our report on the related schedule included herein, and to the reference to our firm under the heading "Selected Financial Data" in the Form 10-K.



                                          KPMG PEAT MARWICK LLP



San Diego, California
February 27, 1998